CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 2, 2004, relating to the financial statements of Green Mountain Coffee Roasters, Inc., which appears in Green Mountain Coffee Roasters, Inc.'s Annual Report on Form 10-K for the year ended September 25, 2004. We also consent to the incorporation by reference of our report dated December 2, 2004 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 10, 2005